SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 1, 2003

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way Boise, Idaho 83716
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Item 5.                Other Events.

Reconciliation of Non-GAAP financial information contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s Annual Report on Form 10-K for the fiscal year ended August 29, 2002, and Quarterly Report on Form 10-Q for the fiscal quarter ended November 28, 2002.

Annual Report on Form 10-K

The following table sets forth adjusted gross margins absent the inventory write-downs and the estimated aggregate effects of previous write-downs.  These amounts have not been prepared in accordance with generally accepted accounting principles, however the Company believes this information may be useful in assessing the effects of inventory write-downs on the Company’s gross margin and analyzing the Company’s gross margin trends.

	2002	% of net sales	2001	% of net sales
Gross margin:
As reported	$(110.6)	(4.3)%	$110.7	2.8%
Inventory write-down	376.1		726.9
Estimated effect of previous write-downs	(700.2)		(162.5)
As adjusted	$(434.7)	(16.8)%	$675.1	17.2%

Quarterly Report on Form 10-Q

The following table sets forth adjusted gross margins absent the inventory write-downs and the estimated aggregate effects of previous write-downs.  These amounts have not been prepared in accordance with generally accepted accounting principles, however the Company believes this information may be useful in assessing the effects of inventory write-downs on the Company’s gross margin and analyzing the Company’s gross margin trends.

	First Quarter				Fourth Quarter
	2003	% of net sales	2002	% of net sales	2002	% of net sales
Gross margin:
As reported	$(37.3)	(5.4)%	$(212.6)	(50.2)%	$(209.2)	(28.0)%
Inventory write-down	90.8		172.8		173.6
Estimated effect of previous write-downs	(138.9)		(312.4)		(43.0)
As adjusted	$(85.4)	(12.5)%	$(352.2)	(83.1)%	$(78.6)	(10.5)%

Item 7.                Financial Statements and Exhibits.

(c)  Exhibits.  None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	May 1, 2003	By:	/s/ W.G. Stover, Jr.
		Name:	W.G. Stover, Jr.
		Title:	Vice President of Finance and Chief Financial Officer